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                                                                    EXHIBIT 10.1


                              OPERATING AGREEMENT

                         RIVER PORT TRUCK STOP, L.L.C.

STATE OF TEXAS                      STATE OF LOUISIANA
COUNTY OF DALLAS                    PARISH OF
                                             --------------

     BEFORE US, the undersigned authorities, Notaries Public, duly commissioned and qualified, in and for the State of Texas or State of Louisiana, therein residing, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

     NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION, A DELAWARE CORPORATION, DOMICILED IN DALLAS, TEXAS, WHOSE PERMANENT MAILING ADDRESS IS 13150 COIT ROAD, SUITE 125, DALLAS, TEXAS 75240, HEREIN REPRESENTED BY ITS DULY AUTHORIZED OFFICER (HEREINAFTER REFERRED TO AS "NAMGC")

     DONALD I. WILLIAMS, WHOSE PERMANENT MAILING ADDRESS IS 903 EAST MAIN, NEW ROADS, LOUISIANA 70760 (HEREINAFTER REFERRED TO AS "WILLIAMS")

     (HEREINAFTER JOINTLY REFERRED TO AS THE "MEMBERS")

who, as all of the Members of River Port Truck Stop, L.L.C., adopt these provisions as the Operating Agreement of River Port Truck Stop, L.L.C.:

1.   DEFINITIONS

     1.1 DEFINITIONS. As used in this Operating Agreement, the following terms have the following meaning:

          1.1.1     "Company" means River Port Truck Stop, L.L.C.

          1.1.2 "Act" means the Limited Liability Company Law of the State of Louisiana and any successor statute as amended.

          1.1.3 "Code" means the Internal Revenue Code of 1986 and any successor statute as amended.

          1.1.4 "Member" means any person executing this Operating Agreement as a Member or hereafter admitted to the Company as a Member as provided in this Operating Agreement, but does not include any person who has ceased to be a Member in the Company.

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          1.1.5     "Person" has the meaning given that term in the Act.

          1.1.6 "Sharing Ratio" means the amount specified on Exhibit "A" attached hereto.

     1.2 GENDER. Whenever the context requires, the gender of all words used in these regulations includes the masculine, feminine and neuter.

     1.3 CONSTRUCTION. Whenever the context requires, terms used herein have the meaning given them in the Act.

2.   ORGANIZATION

     2.1 FORMATION: TERM. The Company has been organized as a Louisiana limited liability company by the filing of Articles of Organization (the "Articles") under the Act and the issuance of a certificate by the Secretary of State of Louisiana. The Company shall be dissolved on December 31, 2050, unless sooner dissolved as provided in this Operating Agreement.

     2.2 REGISTERED OFFICE AND AGENT. The Company shall maintain a registered office and a registered agent in the State of Louisiana, which office and agent may be changed by vote of Members owning 65% of the Sharing Ratios.

     2.3 OTHER OFFICES. The Company may have, in addition to its registered office, offices and places of business at such places, both within and outside the State of Louisiana, as the Members may from time to time determine or the business of the Company may require.

     2.4 MEETINGS. Meetings of the Members shall be held at the office of the Company, or at such other place, either in Dallas, Texas or Baton Rouge, Louisiana, at a time and date as designated by the Manager in the notice. Failure to hold an annual meeting shall not affect or vitiate the Company's existence. If there is no Manager, any Member can designate a time, place and date for a meeting. Either Member may demand that the Manager call a meeting, with notice to be given not later than five (5) days after such demand.

     2.5 NOTICE OF MEETINGS. Written notice of the time and place of the meeting of Members shall be given by the Manager to all Members entitled to vote thereat at the Member's last known address, at least five (5) days and not more than sixty (60) days prior to the date fixed for said meeting. If there is no Manager, any Member can give notice.

     2.6  VOTING.

          2.6.1 DEFINITION. At any meeting of the Members, every Member having the right to vote shall be entitled to vote in person, or by proxy.

          2.6.2 VOTING. There shall be one hundred (100) total votes, which shall be

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apportioned among the Members in accordance with their Sharing Ratios.

          2.6.3 VOTE NECESSARY FOR DECISIONS. Except as otherwise provided in the Act, the Articles or the Operating Agreement, all decisions of the Members shall be made by Members owning 65% of the Sharing Ratios, and the reference herein to a "vote of the Members" or similar language shall mean the vote by Members owning at least 65% of the Sharing Ratios.

          2.6.4 WRITTEN BALLOT. On demand of any Member, the vote on any question shall be by written ballot.

     2.7 PROXIES. Members may give their proxy to the other Member or to non-Members. All proxies shall be in writing, signed and shall be filed prior to or at the meeting for which they are given.

     2.8 WRITTEN CONSENT. Any action may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Members holding the requisite number of votes required to authorize such action at a meeting of Members, and such consent shall have the same force and effect as a vote of the Members. A photostatic, facsimile, or similar reproduction of a writing, signed by a Member shall be regarded as an original for all purposes.

     2.9 TELEPHONE CONFERENCE CALLS. Members may participate in meetings by means of a telephone conference call or similar communication equipment.

     2.10 COMPANY RECORDS. The Company shall keep a record of all meetings in a minute book.

3.   CAPITAL

     3.1 INITIAL CONTRIBUTION. Each Member shall contribute as capital the property set forth on Exhibit "A".

     3.2 NO RIGHT TO RETURN. No Member has the right to require the return of all or any part of their capital or a distribution of any property from the Company prior to its termination.

     3.3 NO INTEREST. No interest shall be payable on any capital contribution made to the Company or on any Capital Account.

     3.4 CAPITAL ACCOUNTS. A capital account ("Capital Account") shall be established and maintained for each Member. The Capital Account of each Member
(a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the
Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and

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gain exempt from tax and income and gain described in Treas. Reg (S)1.704-
1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. (S)1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. (S)1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. (S) 1.704-1 (b)(4)(i) or (S) 1.704-1(b)(4)(iii). The Members' Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg.
(S)1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg.
(S)(S)1.704-1(b)(2)(iv) and 1.704-l(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg.
(S)1.704-1(b)(2)(iv)(g). Capital Accounts shall be determined on December 31 of each year by the Manager. On the transfer of all or part of a Member's Membership Interests and Sharing Ratios, the Capital Account of the transferor that is attributable to the transferred Membership Interests and Sharing Ratios shall carry over to the transferee Member in accordance with the provisions of Treas. Reg. (S)1.704-1(b)(2)(iv)(l).

     3.5  INCREASES OR DECREASES IN CAPITAL.

          3.5.1 It is recognized and anticipated that (i) adjustments to each Member's Capital Account may be required in accordance with generally accepted accounting practices, or (ii) the Company may require additional capital from time to time. It is hereby agreed that the Members shall, by unanimous vote, determine the amount by which the capital of the Company shall be increased or decreased from time to time.

          3.5.2 If any Member refuses or fails to contribute his portion of additional capital within fifteen (15) days following any approved increase in Company capital, the remaining Member(s) shall have the right to contribute in proportion to their respective Capital Accounts the additional amounts necessary to bring the total capital to the approved increased amount.

          3.5.3 Both increases and decreases in the Company capital and any resulting changes in the Members Capital Accounts shall be reflected in the Company records.

     3.6 DEFICIT CAPITAL ACCOUNTS. Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members, upon dissolution of the Company such deficit shall not be an asset of the Company and such Member shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

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4.   ALLOCATIONS AND DISTRIBUTIONS

     4.1 NET PROFIT ALLOCATION. Any profit realized by the Company shall be credited to the Members as follows in the following priority:

          4.1.1 First, profit shall be allocated to Members pro rata based on the ratios that the negative Capital Account balance of each Member bears to the aggregate negative Capital Account balances of all the Members until the Capital Account balances are increased to zero;

          4.1.2 Next, profit shall be allocated to the Members pro rata based on the ratios that the positive Capital Account balance of each Member bears to the aggregate positive Capital Account balances of all the Members until the distributions pursuant to Section 4.3.1 have reduced the Members positive Capital Account balances to zero; and

          4.1.3 Next, any remaining profit shall be allocated to the Members in accordance with their respective Sharing Ratios.

     4.2 NET LOSS ALLOCATION. Any loss realized by the Company shall be charged to the Capital Accounts of the Members as follows in the following order of priority:

          4.2.1 Any loss shall be charged to the Members pro rata based on the ratio that the positive Capital Account balance of each Member bears to the aggregate positive Capital Account balances of all the Members until the Capital Account balances are reduced to zero; and

          4.2.2 Any remaining balance of the loss shall be charged to Members in accordance with their respective Sharing Ratios.

     4.3 DISTRIBUTIONS. Distributions of available cash, less a reasonable reserve to be determined in good faith by the Manager necessary to fund operations of the Company for two months, shall be distributed monthly in the following order of priority:

          4.3.1 First, to Members in accordance with the respective positive Capital Account balances (after Capital Accounts have been adjusted to reflect all profit and loss allocations and distributions above) until such time as the Capital Account balances are reduced to zero; and

          4.3.2 Any remaining distributions shall be distributed to the Members in accordance with their respective Sharing Ratios.

     Notwithstanding the above provisions of this Section 4.3, the Company shall distribute, if not already distributed through monthly distributions, an amount to each Member equal to forty percent (40%) of the net taxable income of the Company for the preceding taxable year allocated to each Member, so the Members may use such distributions to pay their individual taxes on their pro rata share of said taxable income, with such distribution, or the remainder thereof after taking into

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account monthly distributions, to be made within seventy-five (75) days following the end of the taxable year to which such distribution relates.

     4.4 COMPENSATION. Any Member who performs services for the Company shall be paid a salary, fee, guaranteed payment, or some sort of compensation to insure they are adequately compensated for said services, as determined by vote of the Members.

     4.5 TRANSFER. If a Member's Membership Interest and Sharing Ratios are transferred during a fiscal year of the Company, the Company's taxable year shall not close, instead, all profits and losses shall be prorated for the entire taxable year.

     4.6 QUALIFIED INCOME OFFSET. A Member who unexpectedly receives any adjustment, allocation or distribution described in Treas. Reg. (S) 1.704-1
(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company net profit and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficient capital accounting of the Member as quickly as possible.

5.   MANAGERS

     5.1 ELECTED MANAGERS. If permitted by the Articles of Organization, the Members may elect one or more Managers by vote of the Members; provided, however, that notwithstanding the foregoing provision or any other provision in this Operating Agreement to the contrary, for as long as that certain Note (the "Note"), dated April 15, 1998, payable by Williams to NAMGC in the original principal amount of $4,000,000 remains unpaid there shall only be one Manager of the Company and NAMGC shall be entitled to designate and appoint, and change from time to time, such Manager with the consent of Williams (which consent shall not be unreasonably withheld) by delivering written notice to Williams, whereupon Williams shall have five (5) days to object to such appointment or change by delivering written notice thereof to NAMGC, and upon any such objection, NAMGC shall designate a different Manager and deliver written notice thereof to Williams for his consent; and, provided, further, that in the event the appointed Manager repeatedly fails to satisfactorily perform such Manager's duties hereunder, Williams shall have the right to notify NAMGC who shall appoint a new Manager if the existing Manager does not cure such failures. NAMGC's designation and appointment as Manager as of the date of this Operating Agreement is George J. Akmon, which is hereby approved by Williams. Upon payment in full of the Note, the Manager designated by NAMGC shall be deemed automatically removed and the Members shall elect one or more Managers under
Section 5.1.  A Manager need not be a Member.

     5.2 TERM OF OFFICE: REMOVAL. Each Manager shall hold office until his successor is chosen and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. Subject to the provisions of Section 5.1, any Manager elected or appointed by the Members may be removed at any time by a vote of Members owning 65% of the Sharing Ratios.

     5.3 MANAGER: DUTIES. The Manager shall perform such duties as delegated by the

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Members, or which are incumbent upon him under the provisions of the
Articles and this Operating Agreement. In general, the Manager will manage the routine daily operations of the Company. Material nondaily operational decisions will be made by unanimous vote of the Members. The routine daily operations of the Company (hereinafter referred to as "Non-Major Decisions") shall include:

          5.3.1     Signing checks in the name, and on behalf, of the Company;

          5.3.2 Opening and closing accounts with banks and other financial institutions in the name, and on behalf, of the Company;

          5.3.3 Putting into effect resolutions and agreements of the Members adopted under or pursuant to this Operating Agreement;

          5.3.4 Retaining, supervising and discharging all employees, agents, consultants and other persons necessary or appropriate to carry out the business of the Company, other than Williams under his Amendment to Employment Agreement described in Section 8.16 or NAMGC under its Consulting and Administrative Agreement described in Section 8.17;

          5.3.5 Taking reasonable and prudent steps to assure that the Company maintains insurance, in amounts approved by vote of the Members or included in the current approved budget, to protect the interests of the Company;

          5.3.6 Executing additional video poker operations or other gaming operating agreements in the name and on behalf of the Company after such additional agreements have been approved by vote of the Members;

          5.3.7 Incurring trade payables and other expenses necessary or convenient to carry out the purpose and business of the Company in accordance with the current approved budget;

          5.3.8 Keeping and maintaining all books of accounts and other records of the Company.

          5.3.9 Retaining and relying on the advice of legal, accounting and other consulting professionals to take such actions as are within his authority otherwise granted in this Section 5.3;

          5.3.10 Taking any actions or incurring any expenditures authorized by a vote of the Members or set forth in the current approved budget approved by vote of the Members;

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          5.3.11    Collecting payments of amounts due the Company under
agreements, contracts, licenses or instruments to which the Company is a party; and

          5.3.12 Taking such actions as such Manager reasonably deems necessary to assure that the Company complies with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards, and officers, which may be applicable to the Company and its business.

     5.4 No act shall be taken, sum expended, or obligation incurred by the Company or the Manager with respect to a matter within the ambit of any of the major decisions ("Major Decisions") affecting the Company, as enumerated below, unless such Major Decisions have been approved by vote of the Members. The Major Decisions shall include:

          5.4.1 Terminating or otherwise materially modifying any truck stop video poker operating agreements or any agreement, contract, license or instrument to which the Company is a party and which was required to be approved by vote of the Members prior to its original execution;

          5.4.2 Assigning Company property in trust for creditors or on the assignee's promise to pay the debts of

          5.4.3     Disposing of the goodwill of the Company;

          5.4.4 Doing any other act which would make it impossible to carry on the ordinary business of the Company;

          5.4.5 Confessing or agreeing to a judgment against the Company or settling or otherwise defending any litigation to which the Company is a party;

          5.4.6     Submitting a Company claim or liability to arbitration;

          5.4.7 Making, executing or delivering for the Company any note, bond, mortgage, deed of trust, guarantee, indemnity bond, surety bond or accommodation paper or accommodation endorsement;

          5.4.8 Borrowing money in the Company's name or using Company property as collateral, or refinancing, recasting, modifying or extending any loan to the Company or that is secured by the property or assets of the Company;

          5.4.9 Assigning, transferring, pledging, compromising or releasing any claim or debt owing to the Company except upon payment in full;

          5.4.10 Assigning the right of the Company in specific Company property for other than a Company purpose;

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          5.4.11    Approving execution of any additional video poker operation or other gaming operating agreement;

          5.4.12 Approving the annual budget (or any modifications thereto) for the following year's operations;

          5.4.13    Buying or selling video poker devices;

          5.4.14 Any other decision or action which by any provision of this Operating Agreement is required to be approved by the Members; and

          5.4.15 In the absence of a Manager, taking and approving all Non-Major Decisions.

     5.5 ANNUAL BUDGET. The Manager shall be responsible for preparing and presenting to the Members at least two (2) weeks prior to January 1st of each year a budget of the Company's proposed operations and expenditures for the following year. The Members shall have the right to question and change such budget, and for the budget to be considered an approved budget, it must be approved by the Members by vote of Members owning at least 65% of the Sharing Ratios, and the Members agree to use their reasonable best efforts to obtain such approval by January 15th of the year to which such budget relates.

6.   TRANSFER OF A MEMBER'S INTEREST; WITHDRAWAL

     6.1 ASSIGNMENT. A Member shall have the right to assign or transfer all or any part of their Membership Interest ("Assignment") only in accordance with these provisions.

          6.1.1 UNANIMOUS CONSENT. An Assignment shall only give the Assignee the right to receive such distributions to which the Assignor was entitled to the extent assigned. An Assignment shall not entitle the Assignee to become or to exercise any rights or powers of a Member or participate in any vote or management of the Company until such time as the other Members unanimously consent in writing.

          6.1.2 CREDITOR. A creditor of a Member shall have the same rights, and only the same rights, as an Assignee.

          6.1.3 DEATH OR INCAPACITY. If an individual Member dies or is adjudged to be incompetent, the Member's legal representative and successors shall have the same rights, and only the same rights, as an Assignee.

          6.1.4 DISSOLUTION. If a Member is a legal entity and is dissolved or terminated, the Member's legal representative shall have the same rights, and only the same rights, as an Assignee.

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     6.2  WITHDRAWAL.   A Member is not entitled to withdraw as a Member from
the Company without the prior consent of all of the Members. Withdrawal of a Member, with such consent, shall not dissolve the Company unless, within ninety
(90) days after notice of the withdrawal is received by Company, the remaining Members by unanimous written consent agree to dissolve the Company. If the remaining Members have consented to the withdrawal and decided to continue the Company, they shall, within a reasonable time after withdrawal, pay the withdrawing Member the fair market value of the withdrawing Member's interest in the Company.

          6.2.1 ACCOUNTANT. The fair market value shall be determined by the CPA then used by the Company to prepare tax returns and such determination shall be conclusive on all parties. The fair market value shall be determined as of the date contributed of the Member's capital contribution. If there is no CPA so used by the Company, then each party, at its own expense, shall hire a CPA. If the values differ by less than ten (10%) per cent of the lower value, then the average of the two shall be the value. If the value as determined by each of the two CPA's differ by more than ten (10%) per cent of the lower, then the two CPA's shall appoint a third CPA who shall determine the value. The fee of the third CPA shall be split equally between the parties.

          6.2.2     PAYMENT.  The amount shall be paid as follows:

                    6.2.2.1 CASH. At least ten (10%) per cent of the amount shall be paid in cash or guaranteed funds at Closing. The Company shall have the option to pay a larger percentage in cash at Closing.

                    6.2.2.2 NOTE. The balance shall be represented by one unsecured promissory note (the "Note"), payable to the order of the withdrawing Member as appropriate, bearing interest at a rate equal to the applicable federal rate (as defined in the Code and applicable regulations). Principal and interest payable: In one hundred twenty (120) equal consecutive monthly installments, the first monthly installment due and payable on or before thirty
(30) days after Closing, and the remaining installments coming due, one each, on or before the same day of each subsequent and successive calendar month thereafter, and so continuing until the Note is paid in full. The amount of each monthly installment shall be applied and credited first to the accrued interest then due on the total unpaid principal balance, and the remainder of the installment shall be applied to reduction of the unpaid principal balance. The Note shall provide (i) that failure to pay any two installments when due and not corrected within ten (10) days after written notice thereof, shall give the holder the option to declare the entire remaining balance immediately due and payable, and (ii) for reasonable attorney fees in the event of a default, and
(iii) other normal clauses.

          6.2.3 DELIVERY OF CERTIFICATE. Upon delivery of the Note and the cash portion of the Purchase Price, the withdrawing Member shall deliver the properly endorsed Certificate(s) to Company.

     6.3 RIGHT OF FIRST REFUSAL: OPTION. Notwithstanding anything to the contrary, Williams hereby:

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          6.3.1     Agrees not to assign, transfer, sell or encumber his
Membership Interests or Sharing Ratios without NAMGC's prior written consent, except in accordance with Section 6.4, Section 6.5 or Section 6.6; and

          6.3.2 Agrees that he shall not have the right to transfer or assign his Membership Interests or Sharing Ratios, or any portion thereof or rights therein, to any person unless such person is a Louisiana resident that satisfies all of the suitability requirements under applicable Louisiana law necessary for the Company to obtain and hold all Louisiana gaming licenses necessary for the operation of its video poker casino, and except in accordance with Section 6.4, Section 6.5 or Section 6.6.

     6.4 TRANSFER TO FAMILY MEMBERS BY WILLIAMS. Notwithstanding any provision hereof to the contrary, including Sections 6.1, 6.3.1 and 6.3.2, Williams shall be entitled to transfer all or a portion of his Membership Interests and Sharing Ratios by inter vivos gift or at death to (i) his spouse, (ii) his descendants, or (iii) a limited liability company or family partnership owned 100% by Williams, his spouse and/or his descendants, provided, (a) such transferee shall take such Membership Interests and Sharing Ratios fully subject to the terms and conditions of this Agreement and shall execute a written instrument acknowledging such fact and agreeing to be bound by all of the terms and conditions of this Agreement, and (b) such transferee is a Louisiana resident that satisfies all of the suitability requirements under applicable Louisiana law necessary for the Company to obtain and hold all Louisiana gaming licenses necessary for the operation of its video poker casino. Upon satisfaction of the foregoing, such transferee shall be considered a Member hereunder. It shall not be necessary to obtain the prior consent of NAMGC to any such allowed transfer, but Williams shall provide prior written notice of the pending transfer to NAMGC and evidence that all of the conditions set forth in this Section 6.4 have been satisfied, as a condition precedent to the valid and effective transfer.

     6.5 BUY-SELL UPON LOSS OF SUITABILITY. NAMGC and Williams (which shall be binding on his transferees under Section 6.4) hereby agree to the following buy-sell provisions in the event either of them fails to meet the suitability requirements under the Louisiana Video Draw Poker Devices Control Law or other applicable gaming laws (the "Applicable Laws") necessary for the Company to obtain and hold all Louisiana gaming licenses necessary for the operation of its video poker casino, or, in the case of Williams (or such transferees), Williams (or such transferees) ceases to be a Louisiana resident:

          6.5.1 WILLIAMS' LOSS OF SUITABILITY. In the event Williams (or his transferees under Section 6.4, as applicable) fails to continue to meet the suitability requirements under Applicable Laws or ceases to be a Louisiana resident, then the provisions of Section 6.5.3 shall immediately become applicable and Williams (or such transferee) shall be referred to as the "Nonsuitable Member" in Section 6.5.3 and NAMGC shall be referred to as the "Other Member" in Section 6.5.3.

          6.5.2 NAMGC'S LOSS OF SUITABILITY. In the event NAMGC fails to continue to meet the suitability requirements under Applicable Laws, then the provisions of Section 6.5.3 shall

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immediately become applicable and NAMGC shall be referred to in Section 6.5.3 as the Nonsuitable Member and Williams (or such transferees) shall be referred to individually and collectively as the Other Member.

          6.5.3 BUY-SELL PROCEDURES. Upon the occurrence of the situation described in Section 6.5.1 or Section 6.5.2, as applicable, so that this Section
6.5.3 becomes applicable, the Nonsuitable Member shall have the right to contest, in accordance with applicable administrative and judicial process, at its or his expense, the determination by the applicable governmental authority that the Nonsuitable Member has become unsuitable, or the Nonsuitable Member may accept such determination. Upon the acceptance of such determination (without contest, or during the administrative and judicial process), or at the conclusion of the applicable administrative and judicial process at which time the determination of unsuitability was upheld, whichever occurs first, the Nonsuitable Member shall have thirty (30) days (or such shorter period of time if required by law or mandated by applicable governmental authorities) to sell, gift or otherwise transfer such Nonsuitable Member's Membership Interests and Sharing Ratios to a transferee who meets the suitability requirements of Applicable Laws, who must also be a Louisiana resident if Williams (or his transferee) is the Nonsuitable Member, at such price as may be negotiated between the Nonsuitable Member and the person or entity to whom the Nonsuitable Member's Membership Interests and Sharing Ratios will be assigned (the "Assignee"); provided, however, that the Other Member must give his or its consent to the transfer to the Assignee and to the Assignee becoming a Member hereunder, which consent may not be unreasonably withheld; and, provided, further, that if the Other Member objects and withholds consent, such Other Member must deliver along with his or its written objection the specific detailed reasons for objecting to such Assignee and the reasons why the Other Member believes such reasons satisfy the requirement that the consent has been withheld in the exercise of "reasonable" discretion. If the Nonsuitable Member believes that such reasons do not constitute a "reasonable" objection, the Nonsuitable Member shall be entitled to object by written notice to the Other Member giving the reasons therefor, and if the Nonsuitable Member and Other Member shall not be able to agree within five (5) days whether the Assignee is acceptable or not acceptable, the Nonsuitable Member shall not transfer the Membership Interests and Sharing Ratios to such proposed Assignee, but shall retain all rights and remedies, including for damages, which he or it may have against Other Member if the rejection by the Other Member is ultimately determined not to have been reasonable. Notwithstanding the foregoing, if the Other Member has rejected a proposed Assignee, the Nonsuitable Member shall have the opportunity to present other proposed Assignees who will be reviewed by the Other Member in accordance with this Section 6.5.3, until expiration of the thirty (30) days (or such shorter period of time if required by law or mandated by applicable governmental authorities).

     If the Other Member does not object to the proposed Assignee, or objects but the Nonsuitable Member and Other Member are able to agree that such proposed Assignee is acceptable during the five (5) day period referenced above, the Nonsuitable Member shall be entitled to transfer his or its Membership Interests and Sharing Ratios to the proposed Assignee, which transfer must be effective prior to the expiration of the thirty (30) day period (or shorter period required by law or dictated by the governmental authorities) referenced in the preceding paragraph, and upon closing thereof, the

Assignee shall take such Membership Interests and Sharing Ratios fully subject to the terms and conditions of this Agreement and shall execute a written instrument acknowledging such fact and agreeing to be bound by all of the terms and conditions of this Agreement. Upon satisfaction of the foregoing, the Assignee shall be considered a Member hereunder.

     In the event the Nonsuitable Member shall not be able to find a proposed Assignee, or the Other Member objects to such proposed Assignee in the exercise of reasonable discretion, or the closing of the transfer to the Assignee does not take place within the required time period noted in the preceding paragraph, the Other Member shall have the right to locate a suitable purchaser of the Nonsuitable Member's Membership Interests and Sharing Ratios for a period of ninety (90) days after the expiration of the thirty (30) day period referenced in the first paragraph of this Section 6.5.3 to locate a purchaser (including, but not limited to the Other Member, himself or itself) who meets the suitability requirements under Applicable Law and the Nonsuitable Member hereby agrees to sell his or its Membership Interests and Sharing Ratios to such purchaser at a purchase price equal to two (2) times the Nonsuitable Member's allocable share of the net operating income of the Company for the preceding calendar year, with such purchase price to be paid in cash prior to expiration of said ninety (90) day period.

     6.6  RIGHT OF MEMBERS TO SELL MEMBERSHIP INTERESTS AND SHARING RATIOS.
Each Member shall have the absolute right to sell his or its Membership Interest and Sharing Ratios to any person or entity at such price and upon such terms and conditions as may be agreed between the selling Member ("Selling Member") and such person or entity, upon compliance with the terms and conditions of this
Section 6.6. Further, NAMGC shall have the right to assign the Consulting and Administrative Agreement (referenced in Section 8.17) to such person or entity upon such terms and conditions as may be negotiated between NAMGC and such purchaser or entity.

     In order for the Selling Member to be able to sell his or its Membership Interests and Sharing Ratios, and for NAMGC to assign the Consulting and Administrative Agreement if it is the Selling Member, the Selling Member must give written notice to the other Member (the "Other Member") that the Selling Member plans to sell his or its Membership Interests and Sharing Ratios (and assign the Consulting and Administrative Agreement, if applicable) to a proposed purchaser (the "Purchaser") at least thirty (30) days prior to consummation of the proposed sale. The Other Member shall then be required within fifteen (15) days following receipt of such notice of proposed sale to consent to the Purchaser purchasing the Selling Member's Membership Interests and Sharing Ratios (and the Consulting and Administrative Agreement, if applicable) and to such Purchaser becoming a Member hereunder, which consent may not be unreasonably withheld. In the event the Other Member objects in writing and withholds consent within said fifteen (15) day period, such Other Member must deliver along with his or its written objection the specific detailed reasons for objecting to such Purchaser becoming a Member, and/or such Purchaser becoming an assignee under and assuming the Consulting and Administrative Agreement, if applicable, and the reasons why the Other Member believes such reasons satisfy the requirement that the consent has been withheld in the exercise of "reasonable" discretion. If the Selling Member believes that such reasons do not constitute a "reasonable" objection, the Selling Member shall be entitled to object by written notice to the Other Member giving the reasons therefor, and if the Selling Member and Other Member shall not be able to agree within five (5) days whether the Purchaser is acceptable or not acceptable as a Member, or as an assignee under the Consulting and Administrative Agreement, if applicable, the Selling Member
(i) shall not transfer the Membership Interests and Sharing Ratios to such proposed Purchaser if that was the objection; or (ii) may sell the Membership Interests and Sharing Ratios to such proposed Purchaser if the Other Member did not object, but not assign the Consulting and Administrative Agreement to such proposed Purchaser if that was the objection; or (iii) may elect not to transfer the Membership Interest and Sharing Ratios to such proposed Purchaser or assign the Consulting and Administrative Agreement because said assignment was objected to by the Other Member; but the Selling Member shall retain all rights and remedies, including for damages, which he or it may have against the Other Member if the rejection by the Other Member of either the transfer of Membership Interests and Sharing Ratios or the assignment of the Consulting and Administrative Agreement, as applicable, is ultimately determined not to have been reasonable.

     If the Other Member does not object to the proposed Purchaser, or objects but the Selling Member and Other Member are able to agree that such proposed Purchaser is acceptable during the five (5) day period referenced above, the Selling Member shall be entitled to transfer his or its Membership Interests and Sharing Ratios to the proposed Purchaser, and NAMGC shall be entitled to assign the Consulting and Administrative Agreement to such Purchaser if allowed under the preceding paragraph, and upon closing thereof, the Purchaser shall take such Membership Interests and Sharing Ratios fully subject to the terms and conditions of this Agreement and shall execute a written instrument acknowledging such fact and agreeing to be bound by all of the terms and conditions of this Agreement. Upon satisfaction of the foregoing, the Purchaser shall be considered a Member hereunder. Further, at such closing, NAMGC shall assign the Consulting and Administrative Agreement to such Purchaser who shall assume all of the rights, responsibilities and duties of NAMGC thereunder, and NAMGC shall be released from any further responsibilities, duties, obligations or obligations thereunder.

7.   DISPUTE RESOLUTION

     7.1 AGREEMENT TO USE PROCEDURE. The Members have formed the Company in good faith and in the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation. Accordingly, they agree if any dispute arises between them relating to the Company (the "Dispute"), they will first utilize the procedures specified in this section (the "Procedure") prior to the commencement of any legal action.

     7.2 INITIATION OF PROCEDURE. The party seeking to initiate the Procedure (the "Initiating Party") shall give written notice to the other party, describing in general terms the nature of the Dispute, the Initiating Party's claim for relief and identifying one or more individuals with authority to settle the Dispute on such party's behalf. The party receiving such notice (the "Responding Party") shall have five (5) business days within which to designate by written notice to the Initiating Party, one or more individuals with authority to settle the Dispute on such party's behalf. (The individuals so designated shall be known as the "Authorized Individuals".)

     7.3 DIRECT NEGOTIATIONS. The Authorized Individuals shall be entitled to make such investigation of the Dispute as they deem appropriate, but agree to promptly, and in no event later than thirty (30) days after the date of the Initiating Party's written notice, meet to discuss resolution of the Dispute. The Authorized Individuals shall meet at such times and places and with such frequency as they may agree. If the Dispute has not bee resolved within thirty
(30) days from the date of their initial meeting, the parties shall cease direct negotiations and shall submit the Dispute to mediation in accordance with the following procedure.

     7.4 SELECTION OF MEDIATOR. The Authorized Individuals shall have five (5) business days from the date they cease direct negotiations to submit to each other a written list of acceptable qualified attorney-mediators not affiliated with any of the parties. Within five (5) days after the date of receipt of such list, the Authorized Individuals shall rank the mediators in numerical order of preference and exchange such rankings. If one or more names are on both lists, the highest ranking person shall be designated as the mediator. If no mediator has been selected under this procedure, the parties agree jointly to request a State or Federal District Judge of their choosing to supply within ten (10) business days a list of potential qualified attorney-mediators. Within five (5) business days after receipt of the list, the parties shall again rank the proposed mediators in numerical order of preference and shall simultaneously exchange such list and shall select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they are able to select a mediator.

     7.5 TIME AND PLACE FOR MEDIATION. In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time and place for the mediation, and unless circumstances require otherwise, such time to be not later than (45) days after selection of the mediator.

     7.6 EXCHANGE OF INFORMATION. In the event any party to this Agreement has substantial need for information in the possession of another party to this Agreement in order to prepare for the mediation, all parties shall attempt in good faith to agree on procedures for the expeditious exchange of such information, with the help of the mediator if required.

     7.7 SUMMARY OF VIEWS. At least seven (7) days prior to the first scheduled session of the mediation, each party shall deliver to the mediator and to the other party a concise written summary of its views on the matter in Dispute, and such other matters required by the mediator. The mediator may also require that a confidential issue paper may be submitted by each party to him.

     7.8 PARTIES TO BE REPRESENTED. In the mediation, each party shall be represented by an Authorized Individual and may be represented by counsel. In addition, each party may, with permission of the mediator, bring such additional persons as needed to respond to questions, contribute information and participate in the negotiations.

     7.9 CONDUCT OF MEDIATION. The mediator shall determine the format for the meetings, designed to assure that both the mediator and the Authorized Individuals have an opportunity to hear an oral presentation of each party's views on the matter in dispute, and that the Authorized Individuals attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the mediator. To this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the parties. The mediation session shall be private. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosures of the information to the other party. The parties agree to sign a document agreeing that the mediator shall be governed by such rules as the mediator shall prescribe. The parties commit to participate in the proceedings in good faith with the intention of resolving the Dispute if at all possible.

     7.10 TERMINATION OF PROCEDURE. The parties agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated (i) by the execution of a settlement agreement by the parties, (ii) by a declaration of the mediator that the mediation is terminated, or (iii) by a written declaration of a party to the effect that the mediation process is terminated at the conclusion of one full day's mediation session. Even if the mediation is terminated without a resolution of the Dispute, the parties agree not to terminate negotiations and not to commence any legal action or seek other remedies prior to the expiration of five (5) days following the mediation. Notwithstanding the foregoing, any part may commence litigation within such (5) day period if litigation could be barred by an applicable statute of limitations or in order to request an injunction to prevent irreparable harm.

     7.11 FEES OF MEDIATOR; DISQUALIFICATION. The fees and expenses of the mediator, shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the Dispute and any related matters.

     7.12 CONFIDENTIALITY. Mediation is a compromise negotiation for purposes of the Federal and State Rules of Evidence and constitutes privileged communication under Louisiana law. The entire mediation process is confidential, and no stenographic, visual or audio record shall be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the mediation by any party, their agents, employees, representatives or other invitees and by the mediator are confidential and shall, in addition and where appropriate, be deemed to be privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purposes, including impeachment, in any litigation or other proceeding involving the parties, and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative of any of the parties; provided, however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.

8.   MISCELLANEOUS

     8.1  TAXES.

          8.1.1 FISCAL YEAR. The fiscal year of the Company shall begin on January 1st.

          8.1.2 TAX RETURNS. The Manager, if any, or if not the Members shall cause to be prepared and filed all necessary federal and state tax returns and make all elections necessary or appropriate.

          8.1.3 BASIS ADJUSTMENT. If a distribution of the Company property as described in Section 734 of the Code occurs or if a transfer of Membership Interests and Sharing Ratios as described in Section 743 of the Code occurs, on the written request of any Member, the Company shall elect to adjust the basis of Company properties pursuant to Code Section 754.

          8.1.4 PARTNERSHIP TAXATION. Neither the Company, any Manager nor any Member may make an election for the Company to be excluded from the application of the provisions of Subchapter K (Partners & Partnership) of Chapter 1 (Normal Taxes & Surtaxes) of Subtitle A (Income Taxes) of the Code or any similar provisions of applicable state law.

     8.2 REPORTS. On or before the 60th day following the end of each fiscal year during the term of the Company, the Manager, if any, or if not, the Members, shall cause each Member to be furnished with a balance sheet, an income statement, and a statement of changes in the Members' capital of the Company for, or as of the end of, that year prepared by a firm of certified public accountants. These financial statements must be prepared in accordance with accounting principles generally employed for tax-basis records consistently applied (except as therein noted), unless required otherwise by NAMGC to satisfy its financial reporting requirements under applicable securities laws.

     8.3 ACCOUNTS. The Managers, if any, or if not, the Members, shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Members determine by vote of Members owning 65% of the Sharing Ratios. The Company's funds shall not be commingled with the funds of any Members.

     8.4  CERTIFICATES OF OWNERSHIP.

          8.4.1 CERTIFICATES. Numbered certificates of ownership may be issued to each Member certifying the Member's Sharing Ratio in the Company as of the date of issuance. Each Certificate shall contain the following:

          "Notice is hereby given that the sale, transfer, or other disposition of the Membership Interests and Sharing Ratios represented by this Certificate is subject to the terms, conditions and restrictions contained in the Operating Agreement, a copy of which is on file in the Company's office."

          8.4.2 LOST CERTIFICATES. A new certificate may be issued in place of any Certificate previously issued upon receipt of an affidavit or bond acceptable to the Company which indemnifies the Company against any claim which may be made against it on account of the replacement of the Certificate.

          8.4.3 TRANSFER OF CERTIFICATES. Certificates are transferable only in accordance with the Articles of Organization and this Operating Agreement.

     8.5 NO PARTICIPATION. Except as provided in that certain Operating Agreement, as amended, of OM Operating, L.L.C. to which NAMGC and Williams are parties, no Member shall be entitled by virtue of being a Member in the Company to participate in any other business or venture pursued by the other Member, even if competitive with the business of the Company, and no Member owes a fiduciary duty or any other duty to the other Member or to the Company, to present any other business or opportunity to such Member, or to the Company, or to allow them to participate therein, or to refrain from participating in any such other business or venture or opportunity.

     8.6 INDEMNIFICATION. Any person made a party to any civil or criminal action, suit or proceeding by reason of the fact that he, his testator or predecessor, is or was a Manager, Member, agent or officer of the Company, shall be indemnified by the Company against the reasonable expenses, including, without limitation, attorneys' fees and amounts paid in satisfaction of judgment or in settlement, actually and reasonably incurred by him or imposed upon him in connection with, or resulting from the defense of, such civil or criminal action, suit or proceeding, or in connection with or resulting from any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     8.7 RECORD DATE. For the purpose of determining Members entitled to notice of and to vote at a meeting, or to receive a distribution, or for any other proper purpose, shall, if no other date is appropriate, for the purpose of determining Members (i) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (ii) for any other purpose, the close of business on the day on which the resolution relating thereto shall be adopted.

     8.8 INSURANCE. No Manager or Member shall have any power or incident of ownership over any life insurance policy insuring their life owned by the Company. If life insurance is owned by the Company, any Member other than the Member whose life is insured may exercise all rights in connection therewith.

     8.9 INTERPRETATION. Whenever the legislature has declared that any provision of law is applicable unless the Articles or Operating Agreement provide otherwise, such provision of law shall be deemed applicable unless negated or amended by provisions in the Articles or in the Operating Agreement or unless the applicability of such provision would clearly frustrate the provisions in the Articles or Operating Agreement.

     8.10 NOTICE. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given if placed in the United States mail, certified, return receipt requested, postage prepaid, or if personally delivered, addressed to the latest address of the addressee appearing in the records of the Company. Each of the foregoing shall be entitled to specify a different address by giving written notice thereof as hereinabove provided.

     8.11 HEADINGS. Section and paragraph headings are not to be considered part of this Operating Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

     8.12 FURTHER ASSURANCES. In connection with this Operating Agreement, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement.

     8.13 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution or for partition of the property of the Company.

     8.14 INDEMNIFICATION. To the fullest extent permitted by law, each Member shall indemnify the Company, each Manager and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member of this Operating Agreement.

     8.15 AMENDMENT. The Members by unanimous vote only may amend or alter any provision of this Operating Agreement or the Company's Articles of Organization.

     8.16 EMPLOYMENT AGREEMENT WITH WILLIAMS. The Company is hereby authorized to enter into the Amendment to Employment Agreement (herein so called) with Williams and OM Operating, L.L.C. ("OM"), dated of even date herewith, in the form attached hereto as Exhibit "B" pursuant to which the Company will pay to Williams a pro rata portion of the salary of $250,000 per year payable by OM to Williams under the existing Employment Agreement dated April 15, 1998 between Williams and OM, together with a pro rata portion of the benefits payable by OM to Williams thereunder, such pro rata portion to be based on the number of truck stop video poker casinos being operated by each of OM and the Company. Thereafter, there shall be no employment agreement between the Company and Williams unless NAMGC approves the terms and conditions thereof, including the salary. As part of the Amendment to Employment Agreement dated of even date herewith, Williams shall be reimbursed for reasonable expenses incurred by him on behalf of the Company or in furtherance of his obligations under the Amendment to Employment Agreement.

     8.17 CONSULTING AND ADMINISTRATIVE AGREEMENT. The Company is hereby authorized to enter into the Consulting and Administrative Agreement with NAMGC and OM dated as of the date of this Operating Agreement in the form attached hereto as Exhibit "C".

     8.18 BEST EFFORTS TO RETAIN LICENSES. NAMGC and Williams agree to take such actions as is deemed reasonably necessary by NAMGC, Williams or the Company to aid the Company in retaining or obtaining any gaming, liquor or other licenses of the Company required to operate in Louisiana.

     8.19 RIGHT TO INSPECT BOOKS AND RECORDS. Each of the Members and their representatives shall have the right to inspect and make copies from all books and records of the Company at any time upon reasonable notice to the Company.

9.   DISSOLUTION

     9.1 EVENTS CAUSING DISSOLUTION. The Company shall dissolve upon the occurrence of any of the following events unless the Members unanimously vote to continue the Company:

          9.1.1 The expiration of the term of the Company or any extension or renewal thereof.

          9.1.2 Upon the written agreement of Members owning 100% of the Sharing Ratios, or upon the occurrence of any event stated herein to cause a dissolution.

          9.1.3 Upon the entry of a decree of judicial dissolution under the Act.

     9.2 WINDING UP AND LIQUIDATION ON DISSOLUTION OF THE COMPANY. Upon the dissolution of the Company, its business shall be wound up as rapidly as business circumstances will permit. The liquidation of the assets of the Company and the winding up of its affairs shall be concluded pursuant to the terms of the Act by the Managers.

     9.3 DISTRIBUTION OF ASSETS ON LIQUIDATION. Upon the dissolution of the Company, all of the assets of the Company, or the proceeds of sales, if any, of the Company assets and all other cash and property, if any, then on hand in the Company, shall be applied and distributed as follows:

          9.3.1 All of the valid and binding debts and obligations of the Company and the expenses of its termination and the settlement of its affairs (other than debts, if any, owed to any Member) shall be paid or adequately provided for within the period which the liquidating Manager(s) shall deem advisable (but not exceeding the later of (i) the end of the taxable year in which the liquidation occurs, or (ii) ninety (90) days after the date of such liquidation); provided, however, that nothing contained herein shall be construed as an agreement of the Company or the Members to pay any debt, liability, or obligation which pursuant to the terms of the instrument(s) creating such debt, obligation, or liability, it and its Members have no personal liability to pay; and

          9.3.2 The remaining assets of the Company, including cash, liquid investments, notes, bonds, obligations of third parties, other receivables, if or to the extent owned by the Company on the date of dissolution, shall then be allocated and distributed in kind to the Members in accordance with Capital Account balances (after Capital Accounts have been adjusted to reflect all profits and loss allocations), in the priorities set forth in Section 4.3 hereof.


     THUS DONE AND SIGNED by North American Gaming and Entertainment Corporation in Dallas, Texas, on July __, 1998.

WITNESSES                           NORTH AMERICAN GAMING AND
                                    ENTERTAINMENT CORPORATION


                                    By:
----------------------                 --------------------------------
                                       E. H. Hawes, II, President
----------------------

                            ----------------------
                                 NOTARY PUBLIC


     THUS DONE AND SIGNED by Donald I. Williams in ______________, Louisiana on July __, 1998.


WITNESSES


----------------------              ---------------------
                                    DONALD I. WILLIAMS


----------------------

                             ---------------------
                                 NOTARY PUBLIC

                         RIVER PORT TRUCK STOP, L.L.C.

                                  EXHIBIT "A"


MEMBER                            INITIAL CONTRIBUTION  SHARING RATIO
------                            --------------------  --------------

North American Gaming and         $49.90                49.9 %
Entertainment Corporation

Donald I. Williams                $50.10                50.1%

                                   EXHIBIT B

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement ( "Amendment") is made and entered into effective as of July __, 1998, by and between River Port Truck Stop, L.L.C. ("River Port"), OM Operating, L.L.C. ("OM") and Donald I. Williams ("Williams") and constitutes a new agreement between River Port and Williams and an amendment to the existing Employment Agreement (herein so called) dated April 15, 1998 between Williams and OM.

     1. Williams hereby agrees to provide the same services to River Port as he is providing to OM under the Employment Agreement, provided the amount of time expended by him shall be split between River Port and OM based on the number of truck stop video poker casinos operated by each of them from time to time.

     2. OM shall be responsible for paying a pro rata portion of all compensation and benefits payable to Williams under the Employment Agreement, based on the number of truck stop video poker casinos operated by each of them from time to time, and River Port shall pay the remainder of such compensation and benefits.

     3. River Port shall have all of the rights, duties and responsibilities with respect to Williams and the truck stop video poker casino operated by River Port as are set forth for OM in the Employment Agreement, and Williams shall have all of the rights, duties and responsibilities with respect to River Port and the truck stop video poker casino operated by River Port as are set forth for OM in the Employment Agreement.

     Executed effective as of the date and year first above written.

                                    RIVER PORT TRUCK STOP, L.L.C.


                                    By:
                                       ---------------------------------
                                         George J. Akmon, Manager


                                    OM OPERATING, L.L.C.


                                    By:
                                       ---------------------------------
                                         George J. Akmon, Manager

                                       ---------------------------------
                                       Donald I. Williams, Individually

                                   EXHIBIT C

                    CONSULTING AND ADMINISTRATIVE AGREEMENT

     This Consulting and Administrative Agreement ( the "Agreement") is made and entered into effective as of July __, 1998, by and between North American Gaming and Entertainment Corporation ("Consultant") and River Port Truck Stop, L.L.C. (the "Company").

     Consultant and the Company hereby incorporate by reference into this Agreement that certain Consulting and Administrative Agreement (the "OM Consulting Agreement") entered into effective as of April 15, 1998 by and between Consultant and OM Operating, L.L.C. ("OM") and hereby agree that Consultant shall perform the same services for the Company related to its truck stop video poker casino as Consultant is performing for OM under the OM Operating Agreement, and that the Consultant and the Company shall have the same rights, duties, responsibilities and obligations to each other as the Consultant and OM have to each other under the OM Operating Agreement as fully as if the full OM Operating Agreement were restated herein and executed by Consultant as the "Consultant" thereunder and by the Company as the "Company" thereunder, except that the fee payable by the Company to Consultant under this Agreement shall be an annual fee of $50,000 per year for as long as the Company is constructing, or owns or operates, its truck stop video poker casino. Without limiting the foregoing, Consultant and the Company hereby agree that the term of this Agreement shall be the same term as set forth in the OM Operating Agreement.

     Executed effective as of the date and year first above written.

                                    RIVER PORT TRUCK STOP, L.L.C.


                                    By:
                                       ---------------------------------
                                         George J. Akmon, Manager


                                    NORTH AMERICAN GAMING AND
                                    ENTERTAINMENT CORPORATION


                                    By:
                                       ---------------------------------
                                    Its:
                                       ---------------------------------